Exhibit 99.1

FIFTH ADDENDUM TO APPENDIX A AND
FIRST ADDENDUM TO APPENDIX B OF
THIRD AMENDED AND RESTATED SERVICE AGREEMENT, AS AMENDED

This Fifth Addendum to Appendix A and First Addendum to Appendix B of that certain Third Amended and Restated Service Agreement, as Amended (the "Addendum") is entered into as of this 30th day of April, 2021, by and between Comenity Servicing LLC (“Servicer”), a Texas limited liability company with its principal place of business at 3075 Loyalty Circle, Columbus, OH 43219 and Comenity Bank (“Bank”), a Delaware state bank with its principal place of business at One Righter Parkway, Suite 100, Wilmington, DE 19803.

RECITALS

WHEREAS, Bank and Servicer entered into that certain Third Amended and Restated Service Agreement as of April 23, 2019, as amended on February 20, 2020 (the “Agreement”) to outsource certain data processing activities and certain other administrative and servicing functions; and

WHEREAS, Bank and Servicer desire to modify certain Performance Standards set forth in Appendix A and the Fee Schedule set forth in Appendix B to the Agreement.

NOW, THEREFORE, in consideration of the mutual agreements hereinafter set forth, and for other good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, Bank and Servicer agree as follows:

1. Performance Standards. Bank and Servicer agree to amend the Performance Standards set forth in Appendix A to the Agreement, such that certain Performance Standards are hereby added or deleted in as set forth in further detail in Exhibit A hereto.

2. Fee Schedule.  Bank and Servicer agree to amend the Fee Schedule set forth in Appendix B to the Agreement, such that paragraph three (3) is hereby deleted in its entirety and replaced with the new paragraph three (3) as set forth below:

“3. Bank is responsible for examining the Fee Statement and promptly reporting any errors or irregularities to Servicer. Bank will remit payment to Servicer no later than the 15th calendar day of the month in which each Fee Statement is received.”

3. Effective Date:  The additions and deletions to the Performance Standards, as set forth in Exhibit A and the amendment to the Fee Schedule, as set forth above, shall be effective as of the first day of the month following the month in which this Addendum is executed.

4. Miscellaneous.  Capitalized terms not otherwise defined in this Addendum shall have the meanings assigned to them in the Agreement.  Other than as set forth above and in Exhibit A hereto, the parties agree that the Agreement, as amended by this Addendum, shall continue in full force and effect. The parties may execute this Addendum in one or more counterparts, each of which shall be deemed an original, but all of which shall constitute but one and the same instrument.

 Fifth Addendum to Appendix A and First Addendum to Appendix B of
Third Amended and Restated Service Agreement, as Amended
Comenity Bank/Comenity Servicing LLC

IN WITNESS WHEREOF, the parties have caused this Addendum to be executed by their authorized officers effective as of the date first written above.

Comenity Servicing LLC

By:  /s/ Julie Fire
Name: Julie Fire
Title: Vice President, Delivery

Comenity Bank

By:  /s/ Ron Ostler
Name: Ron Ostler
Title: President

 Fifth Addendum to Appendix A and First Addendum to Appendix B of
Third Amended and Restated Service Agreement, as Amended
Comenity Bank/Comenity Servicing LLC

EXHIBIT A

1.	Additions. Set forth below are additional Performance Standards, which shall be incorporated into Appendix A to the Agreement.

Service	Performance Standard	Measuring Period	Amended/ Added
Human Resources • Assist in the recruiting, training, management of staff as well as the management of benefits available to Bank associates.	Report on recruiting performance and monitoring to demonstrate positions are being filled in support of the Banks.	M	Added

2.	Deletions. Set forth below are Performance Standards which shall be deleted from Appendix A to the Agreement.
Service	Performance Standard	Measuring Period	Deleted
Human Resources • Assist in the recruiting, training, management of staff as well as the management of benefits available to Bank associates.
Recruitment average time to fill are as follows:
• Professional positions filled ≤ an average time to fill of 60 days.
• Volume positions filled ≥ a 90% class fill rates.
• Global positions filled  ≤ an average time to start of 150 days
		M	Deleted

 Fifth Addendum to Appendix A and First Addendum to Appendix B of
Third Amended and Restated Service Agreement, as Amended
Comenity Bank/Comenity Servicing LLC